EXHIBIT 10.14

SECOND AMENDMENT TO SUBLEASE

This AMENDMENT to SUBLEASE is made as of this 10th day of August 2006, by and between GLOBAL CROSSING Telecommunications, INC, a Michigan corporation with offices at 1080 Pittsford Victor Road, Pittsford, New York 14534 (“Sublessor”) and Switch & Data/NY Facilities Company LLC, a Delaware limited liability company with offices at 1715 N. Westshore Blvd., Suite 650, Tampa, Florida 33607 (“Sublessee”).

WHEREAS, Sublessor is the Tenant of a building located at 111 Eighth Ave, New York, NY, (the “Building”) under that certain Lease dated, October 8, 2003, (the “Lease”). Should a conflict exist between this Amendment and the Sublease, this Amendment shall control. (All capitalized terms not defined herein shall have the meanings ascribed to them in the Lease.).

WHEREAS, Sublessor and Sublessee entered into a Sublease dated November 21, 2005 for the subletting of a certain portion of the Building on the second (2nd) floor.

WHEREAS, the Sublease provided in Section 11., entitled, “Option to Take Additional Space” that Sublessee had two options to exercise for additional space for subletting of an additional portion of the Building on the second (2nd) floor.

WHEREAS, Sublessee has delivered written notice of its exercise of the option for Room 116 (7,357 RSF) (“Expansion Space”) effective August 1, 2006.

NOW, THEREFORE, in consideration of the premises and the terms and conditions contained herein, Sublessor and Sublessee do hereby agree as follows:

1. PREMISES

Effective August 1, 2006 Sublessor hereby sublets and Sublessee hereby takes from Sublessor 7,357 rentable square feet (“RSF”) which includes a factor of .6023 to convert USF to RSF designated as Expansion Space Room 116 and the administrative space of 518 RSF located adjacent to the conference room as shown on Exhibit A under the same terms and conditions as the existing space under the Sublease. Therefore the premise for this amendment totals 7,875 RSF. The execution of this Addendum to sublease by Sublessor is conclusive evidence that Sublessee takes the Premises “as is”.

2. TENANT IMPROVEMENTS

All tenant improvements must be approved, in writing by Sublessor. All modifications to electrical, mechanical and structural facilities must be designed by licensed, Professional engineers and submitted for approval to Sublessor with a complete set of design documents. No work shall commence until design documents are received, reviewed and signed off by Global Crossing. Permits must be acquired prior to commencement of any work.

3. DEMISE OF SPACE

Sublessee, at sublessees expense, must install a physical separation, such as secure fencing, between the expansion space and the section of room 116 retained by Global Crossing. Upon 90 days notice, Sublessor may install a solid partition between the Expansion Space and Global Crossing’s space. The cost of this partition shall be shared equally by Sublessee and Sublessor.

4. HVAC SYSTEMS

Sublessee will have the right to use Air Handler Units (AHUs) #5 and #6, along with their associated condensers, for the duration of the Sublease. Sublessee may use AHUs #10 and #11 and their associated condensing units, upon commencement of this Second Amendment to Sublease. Sublessee will be responsible for the operation, maintenance, and electric power while using all four units. Units #10 and #11, along with associated condenser/louver space, shall not be moved or modified in any way. Upon 90 days written notice, Sublessor may take over use of AHUs #10 and #11 and segregate them from Sublessee’s space. At that time Sublessor will assume responsibility for the operation, maintenance and electric power of units #10 and #11. If Sublessee requires additional cooling, Sublessee must install it’s own HVAC system to the extent that space and power is available. Such installation will be at sublessee’s expense. Sublessor cannot assure that additional space will be available for additional condensing units.

5. POWER

All power used within the Expansion Space Room 116 including HVAC, lighting, equipment and a proportional share of the common areas when added to the power used by Sublessee in their other leased areas must not exceed the limits established in the base Sublease. Electric submeters shall be installed on all equipment used by the Sublessee at Sublessee’s expense.

IN WITNESS WHEREOF, Sublessor and Sublessee have caused this Sublease to be signed by their authorized officers as of the date first above written.

GLOBAL CROSSING TELECOMMUNICATIONS, INC., a Michigan corporation

(Sublessor)

By:	[name illegible]
Name:	[name illegible]
Title:	Vice President

Switch & Data/NY Facilities Company LLC, a Delaware limited liability company

(Sublessee)

By:	/s/ George Pollock Jr.
Name:	George Pollock, Jr.
Title:	Sr. Vice President

Exhibit A

[DEPICTION OF FLOOR PLAN]